UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland 1-8100 04-2718215 (State or other jurisdiction (Commission File Number) (IRS Employer Identification No.) of incorporation)

255 State Street, Boston, Massachusetts 02109 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

     Registrant has reported its results of operations for the three months and fiscal year ended October 31, 2008, as described in Registrant’s news release dated November 25, 2008, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated November 25, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	November 25, 2008	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated November 25, 2008.

Exhibit 99.1

November 25, 2008 FOR IMMEDIATE RELEASE

EATON VANCE CORP. REPORT FOR THE THREE MONTHS AND FISCAL YEAR ENDED OCTOBER 31, 2008

Boston, MA—Eaton Vance reported earnings per diluted share of $0.28 in the fourth quarter of fiscal 2008 compared to earnings per diluted share of $0.47 in the fourth quarter of fiscal 2007. Fourth quarter fiscal 2008 earnings were reduced approximately $0.13 per diluted share by net realized and unrealized investment losses, including impairment losses. Fourth quarter fiscal 2007 earnings were reduced approximately $0.05 per diluted share by costs associated with a reorganization of Eaton Vance Distributors, Inc. and a loss realized on an interest rate lock.

Net inflows of $0.3 billion into long-term funds and separate accounts in the fourth quarter of fiscal 2008 consisted of gross sales and other inflows of $10.6 billion, client withdrawals of $9.0 billion and reductions in leverage of $1.3 billion. Before the effects of deleveraging, the Company’s annualized internal growth rate for the quarter was 4 percent. In the fourth quarter of fiscal 2007 the Company had gross sales and other inflows of $8.2 billion, net inflows of $2.2 billion and an annualized internal growth rate of 6 percent.

“In the midst of extremely challenging market conditions, Eaton Vance remains solidly profitable and financially strong,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Our ability to maintain positive net sales in this environment speaks to the strength of our investment teams and our powerful distribution capabilities. We believe we are positioned to emerge from the current downturn with a competitive standing that is stronger than ever.”

For the fiscal year, the Company earned $1.57 per diluted share compared to earnings of $1.06 per diluted share in fiscal 2007. In addition to the fourth quarter items described above, earnings in fiscal 2007 were reduced approximately $0.65 per diluted share by closed-end fund-related expenses. Assets under management decreased $38.6 billion, or 24 percent, to $123.1 billion on October 31, 2008 from $161.7 billion on October 31, 2007, a period in which the S&P 500 Index was down 37 percent and the Dow Jones Industrial Average was down 33 percent. The decrease in assets under management for the fiscal year reflects long-term fund and separate account net inflows of $14.7 billion offset by net price declines of managed assets of $52.5 billion. The net inflows of $14.7 billion in fiscal 2008 compare to net inflows of $22.9 billion, or $12.9 billion excluding closed-end fund flows, in fiscal 2007. Gross sales and other inflows into long-term funds and separate accounts were $45.7 billion in fiscal 2008 and $46.4 billion in fiscal 2007. Excluding closed-end fund flows, the Company achieved record flows on both a gross and net basis in fiscal 2008.

Fourth Quarter Highlights

Retail managed account net inflows increased 38 percent to $1.1 billion in the fourth quarter of fiscal 2008 from $0.8 billion in the same period last fiscal year. The increase reflects continued strong net sales of Parametric Portfolio Associates’ overlay and tax-efficient core equity products and Eaton Vance Management’s large-cap value product. Long-term fund net outflows of $0.4 billion in the fourth quarter of fiscal 2008 consisted of $6.7 billion of fund sales and other inflows, $5.8 billion of fund redemptions and a $1.3 billion reduction in fund leverage. Net inflows into long-term funds were $0.9 billion in the fourth quarter of fiscal 2007. Institutional and high-net-worth separate account net outflows were $0.3 billion in the fourth quarter of fiscal 2008 compared to net inflows of $0.6 billion in the fourth quarter of fiscal 2007, primarily reflecting outflows from Parametric Portfolio Associates and Atlanta Capital Management. Tables 1-4 on page 7 summarize the Company’s assets under management and asset flows by investment category.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income excluding the results of consolidated funds and adding back closed-end fund structuring fees and one-time payments, stock-based compensation and the write-off of any intangible assets associated with the Company’s acquisitions. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since operating results of consolidated funds and amounts resulting from one-time events do not necessarily represent normal results of operations. In addition, when assessing performance, management and the Board look at performance both with and without stock-based compensation.

Adjusted operating income decreased 20 percent to $92.6 million in the fourth quarter of fiscal 2008 from $115.5 million in the fourth quarter of fiscal 2007.

The following table provides a reconciliation of operating income to adjusted operating income for the periods presented:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three Months			For the Twelve
	Ended			Months Ended
	October 31,			October 31,

			%			%
(in thousands)	2008	2007	Change	2008	2007	Change

Operating income	$76,355	$105,790	(28%)	$ 363,752	$232,937	56%
Operating (income)/loss
of	7,151	(215)	NM	8,268	(271)	NM
consolidated funds
Closed-end fund
structuring	-	-	-	-	75,998	NM
fees
Payments to terminate
closed-
	-	-		-	52,178
end fund compensation			-			NM
agreements
Stock-based	9,045	9,915		39,420	43,304	(9%)
compensation			(9%)

Adjusted operating income	$92,551	$115,490		$411,440	$404,146	2%
			(20%)

Revenue in the fourth quarter of fiscal 2008 decreased $44.0 million, or 15 percent, to $249.8 million from revenue of $293.8 million in the fourth quarter of fiscal 2007. Investment advisory and administration fees decreased 10 percent to $192.0 million, reflecting primarily a 7 percent decrease in average assets under management. Distribution and underwriter fees decreased 25 percent due to a decrease in average fund assets that pay these fees. Service fee revenue decreased 12 percent due to a decrease in average fund assets subject to service fees. Other revenue declined in the fourth quarter of fiscal 2008 due to $7.7 million of net realized and unrealized losses on investments of consolidated funds.

Operating expenses in the fourth quarter of fiscal 2008 decreased $14.6 million, or 8 percent, to $173.4 million compared to operating expenses of $188.0 million in the fourth quarter of fiscal 2007. Compensation expense decreased 17 percent, as increases in employee headcount and base salary and benefit costs were offset by reduced bonus accruals and lower sales-based incentives and stock-based compensation. Distribution expense decreased 11 percent due primarily to a decrease in commissions paid on certain sales of Class A shares, a decrease in Class C distribution fees and a decrease in payments made under certain closed-end fund compensation agreements. Service fee expense decreased 8 percent, in line with the decrease in assets subject to service fees. Fund expenses remained flat in the fourth quarter of fiscal 2008 compared to the fourth quarter of fiscal 2007. Other expenses increased 38 percent, primarily due to increases in facilities expenses related to the Company’s pending move to a new headquarters in downtown Boston and increased information technology spending.

Interest income in the fourth quarter of fiscal 2008 decreased 54 percent from the fourth quarter of fiscal 2007 due to lower average cash and short-term investment balances coupled with a lower effective interest rate earned on those balances. Interest expense increased $5.6 million from the fourth quarter of fiscal 2007 due to higher average debt levels as a result of the Company’s senior note offering in October 2007. In the fourth quarter of fiscal 2008 the Company recognized $13.2 million of impairment losses on investments in collateralized debt obligation entities and $4.2 million of net realized and unrealized losses on separate account investments. For comparison, the Company recognized $4.7 million of net losses on investments in the fourth quarter of fiscal 2007. The Company’s effective tax rate, calculated as a percentage of income before minority interest and equity in net income of affiliates, was 37.7 percent and 39.7 percent in the fourth quarter of fiscal 2008 and fiscal 2007, respectively.

Net income in the fourth quarter of fiscal 2008 was $35.0 million compared to $61.4 million in the fourth quarter of fiscal 2007.

Annual Highlights

The Company’s revenue increased one percent to $1.1 billion in fiscal 2008. Investment advisory and administration fees increased 5 percent to $815.7 million, reflecting a 5 percent increase in average assets under management. Distribution and underwriter fees decreased 13 percent due to a decrease in average fund assets that pay these fees. Service fee revenue was flat due to average fund assets that pay service fees remaining consistent with the prior year. Other revenue decreased $11.3 million due primarily to $9.6 million of net realized and unrealized losses on investments of consolidated funds in fiscal 2008.

Operating expenses in fiscal 2008 decreased 14 percent to $732.0 million compared to operating expenses in fiscal 2007 of $851.2 million. In fiscal 2007, the Company incurred structuring fee payments of $76.0 million and sales-based compensation of $14.8 million in connection with $9.9 billion of closed-end fund sales during the fiscal year and payments of $52.2 million to terminate dealer compensation agreements related to certain previously offered closed-end funds. Excluding these one-time closed-end fund-related expenses, operating expenses increased 3 percent in fiscal 2008 compared to fiscal 2007.

Compensation expense in fiscal 2008 decreased 5 percent compared to fiscal 2007, as increases in employee headcount, base salaries and benefits were offset by reduced bonus accruals, lower sales-based incentives and lower stock-based compensation. Distribution expense decreased 52 percent in fiscal 2008, reflecting the closed-end fund structuring fees and dealer compensation agreement termination payments in fiscal 2007 described in the previous paragraph. Excluding these payments, distribution expense decreased 4 percent in fiscal 2008. Service fee expense increased 6 percent, in line with the increase in assets subject to service fees. Fund expenses increased 24 percent due to growth in fund assets for which the Company employs a subadvisor. Other expenses increased 27 percent, primarily due to increases in information technology and facilities expenses related to the Company’s pending move to a new headquarters in downtown Boston.

Interest income in fiscal 2008 increased 6 percent from fiscal 2007 due to an increase in average cash and short-term investment balances. Interest expense in fiscal 2008 increased $30.7 million from fiscal 2007 due to higher average debt balances as a result of the Company’s senior note offering in October 2007. In fiscal 2008 the Company recognized $13.2 million of impairment losses on investments in collateralized debt obligation entities and $5.0 million of net realized and unrealized losses on separate account investments. For comparison, the Company recognized $1.9 million of net losses on investments in fiscal 2007. The Company’s effective tax rate, calculated as a percentage of income before minority interest and equity in net income of affiliates, was 38.8 percent and 39.1 percent in fiscal 2008 and fiscal 2007, respectively.

Net income in fiscal 2008 was $195.7 million compared to $142.8 million in fiscal 2007.

Cash and cash equivalents and short-term investments decreased to $366.9 million on October 31, 2008 from $485.1 million on October 31, 2007. The Company’s strong operating cash flows, combined with the proceeds of the October 2007 senior note offering, enabled it to fund $185.3 million in share repurchases and $69.9 million in dividends to shareholders in fiscal 2008. There were no outstanding borrowings against the Company’s $200.0 million credit facility on October 31, 2008.

During fiscal 2008, the Company repurchased and retired 4.5 million shares of its non-voting common stock. Approximately 2.7 million shares remain of the current 8.0 million share repurchase authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV. Through its subsidiaries, Eaton Vance Corp. manages funds and separate accounts for individual and institutional clients.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp. Summary of Results of Operations (in thousands, except per share figures)

	Three Months Ended			Twelve Months Ended

	October 31,	October 31,	%	October 31,	October 31,	%
	2008	2007	Change	2008	2007	Change

Revenue:
Investment advisory and administration fees	$ 191,971	$ 212,886	(10) %	$ 815,706	$ 773,612	5%
Distribution and underwriter fees	28,099	37,666	(25)	128,940	148,369	(13)
Service fees	35,883	40,616	(12)	155,091	154,736	0
Other revenue	(6,187)	2,640	NM	(3,937)	7,383	NM

Total revenue	249,766	293,808	(15)	1,095,800	1,084,100	1

Expenses:
Compensation of officers and employees	66,013	79,958	(17)	302,679	316,963	(5)
Distribution expense	28,549	32,019	(11)	120,570	253,344	(52)
Service fee expense	30,466	32,951	(8)	129,287	121,748	6
Amortization of deferred sales commissions	10,802	14,158	(24)	47,811	55,060	(13)
Fund expenses	5,737	5,810	(1)	24,684	19,974	24
Other expenses	31,844	23,122	38	107,017	84,074	27

Total expenses	173,411	188,018	(8)	732,048	851,163	(14)

Operating Income	76,355	105,790	(28)	363,752	232,937	56

Other Income/(Expense):
Interest income	1,597	3,509	(54)	11,098	10,511	6
Interest expense	(8,386)	(2,752)	205	(33,616)	(2,894)	NM
Realized losses on investments	(585)	(4,722)	(88)	(682)	(1,943)	(65)
Unrealized losses on investments	(3,627)	-	NM	(4,323)	-	NM
Foreign currency losses	(86)	(34)	153	(176)	(262)	(33)
Impairment loss on investments	(13,206)	-	NM	(13,206)	-	NM

Income Before Income Taxes, Minority Interest and
Equity in Net Income of Affiliates	52,062	101,791	(49)	322,847	238,349	35

Income Taxes	(19,602)	(40,360)	(51)	(125,154)	(93,200)	34

Minority Interest	(304)	(1,942)	(84)	(7,153)	(6,258)	14

Equity in Net Income of Affiliates, Net of Tax	2,796	1,894	48	5,123	3,920	31

Net Income	$ 34,952	$ 61,383	(43)	$ 195,663	$ 142,811	37

Earnings Per Share:
Basic	$ 0.30	$ 0.51	(41)	$ 1.69	$ 1.15	47
Diluted	$ 0.28	$ 0.47	(40)	$ 1.57	$ 1.06	48

Dividends Declared, Per Share	$ 0.155	$ 0.150	3	$ 0.605	$ 0.510	19

Weighted Average Shares Outstanding:
Basic	115,809	121,347	(5)	115,810	124,527	(7)
Diluted	122,979	131,709	(7)	124,483	135,252	(8)

Eaton Vance Corp. Balance Sheet (in thousands, except per share figures)

	October 31,	October 31,
	2008	2007

ASSETS
Current Assets:
Cash and cash equivalents	$196,923	$434,957
Short-term investments	169,943	50,183
Investment advisory fees and other receivables	108,644	116,979
Other current assets	9,291	8,033
Total current assets	484,801	610,152

Other Assets:
Deferred sales commissions	73,116	99,670
Goodwill	122,234	103,003
Other intangible assets, net	39,810	35,988
Long-term investments	116,191	86,111
Deferred income taxes	66,357	-
Equipment and leasehold improvements, net	51,115	26,247
Other assets	14,731	5,660
Total other assets	483,554	356,679

Total assets	$968,355	$966,831

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued compensation	$93,134	$106,167
Accounts payable and accrued expenses	55,322	66,955
Dividend payable	17,948	17,780
Taxes payable	848	21,107
Deferred income taxes	20,862	-
Other current liabilities	3,317	2,167
Total current liabilities	191,431	214,176
Long-Term Liabilities:
Long-term debt	500,000	500,000
Deferred income taxes	-	11,740
Other long-term liabilities	26,269	3,523
Total long-term liabilities	526,269	515,263
Total liabilities	717,700	729,439
Minority interest	10,528	8,224
Commitments and contingencies	-	-

Shareholders' Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 390,009 and 371,386 shares, respectively	2	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 115,421,762 and 117,798,378 shares, respectively	451	460
Notes receivable from stock option exercises	(4,704)	(2,342)
Accumulated other comprehensive (loss) income	(5,135)	3,193
Retained earnings	249,513	227,856

Total shareholders' equity	240,127	229,168

Total liabilities and shareholders' equity	$968,355	$966,831

Table 1				Table 2
Asset Flows (in millions)			Assets Under Management
Twelve Months Ended October 31, 2008			By Investment Category (in millions)

Assets 10/31/2007 - beginning of period	$161,671		October 31,	October 31,	%
Long-term fund sales and inflows	28,107		2008	2007	Change
Long-term fund redemptions and outflows	(21,435)	Equity Funds	$ 51,956	$72,928	-29%
Long-term fund net exchanges	(359)	Fixed Income Funds	20,382	24,617	-17%
Institutional/HNW account inflows	7,813	Bank Loan Funds	13,806	20,381	-32%
Institutional/HNW account outflows	(5,363)	Cash Management Funds	1,111	1,585	-30%
Retail managed account inflows	9,754	Separate Accounts	35,832	42,160	-15%
Retail managed account outflows	(4,173)	Total	$ 123,087	$161,671	-24%
Market value change	(52,454)
Change in cash management funds	(474)
Net change	(38,584)
Assets 10/31/2008 - end of period	$123,087

		Table 3
	Asset Flows by Investment Category (in millions)[1]

	Three Months Ended			Twelve Months Ended
	October 31,	October 31,		October 31,	October 31,
	2008		2007	2008	2007
Equity fund assets - beginning of period	$67,164		$67,272	$ 72,928	$ 50,683
Sales/inflows	4,776		3,008	18,528	21,278
Redemptions/outflows	(4,126)		(1,751)	(10,818)	(6,343)
Exchanges	(112)		4	(196)	3
Market value change	(15,746)		4,395	(28,486)	7,307
Net change	(15,208)		5,656	(20,972)	22,245
Equity assets - end of period	$51,956		$72,928	$ 51,956	$ 72,928

Fixed income fund assets - beginning of period	23,855		24,433	24,617	21,466
Sales/inflows	1,290		1,421	5,888	7,512
Redemptions/outflows	(1,529)		(1,088)	(5,316)	(3,512)
Exchanges	23		2	184	(41)
Market value change	(3,257)		(151)	(4,991)	(808)
Net change	(3,473)		184	(4,235)	3,151
Fixed income assets - end of period	$20,382		$24,617	$ 20,382	$ 24,617

Bank loan fund assets - beginning of period	18,021		21,006	20,381	19,982
Sales/inflows	596		963	3,691	6,630
Redemptions/outflows	(1,424)		(1,660)	(5,301)	(6,231)
Exchanges	(53)		(32)	(347)	(136)
Market value change	(3,334)		104	(4,618)	136
Net change	(4,215)		(625)	(6,575)	399
Bank loan assets - end of period	$13,806		$20,381	$ 13,806	$ 20,381

Long-term fund assets - beginning of period	109,040		112,711	117,926	92,131
Sales/inflows	6,662		5,392	28,107	35,420
Redemptions/outflows	(7,079)		(4,499)	(21,435)	(16,086)
Exchanges	(142)		(26)	(359)	(174)
Market value change	(22,337)		4,348	(38,095)	6,635
Net change	(22,896)		5,215	(31,782)	25,795
Total long-term fund assets - end of period	$86,144		$117,926	$ 86,144	$ 117,926

Separate accounts - beginning of period	45,041		38,013	42,160	33,048
Institutional/HNW account inflows	1,513		1,327	7,813	4,836
Institutional/HNW account outflows	(1,852)		(777)	(5,363)	(5,004)
Institutional/HNW assets acquired [2]	-		-	-	270
Retail managed account inflows	2,474		1,525	9,754	6,160
Retail managed account outflows	(1,371)		(738)	(4,173)	(2,414)
Separate accounts market value change	(9,973)		2,810	(14,359)	5,264
Net change	(9,209)		4,147	(6,328)	9,112
Separate accounts - end of period	$35,832		$42,160	$ 35,832	$ 42,160
Cash management fund assets - end of period	1,111		1,585	1,111	1,585
Total assets under management - end of period	$123,087		$161,671	$ 123,087	$ 161,671

		Table 4
	Long-Term Fund and Separate Account Net Flows (in millions)
		Three Months Ended		Twelve Months Ended
	October 31,	October 31,		October 31,	October 31,
	2008		2007	2008	2007
Long-term funds:
Open-end and other funds	$1,165		$443	$ 8,426	$7,773
Closed-end funds	(735)		131	(613)	10,030
Private funds	(847)		319	(1,141)	1,531
Institutional/HNW accounts	(339)		550	2,450	(168)
Retail managed accounts	1,103		787	5,581	3,746
Total net flows	$347		$2,230	$ 14,703	$22,912

1 Assets and flows for all non-Eaton Vance funds subadvised by Atlanta Capital, Fox Asset Management and Parametric Portfolio Associates, which were previously reported in the Long-term fund category have been reclassified to the Institutional/HNW separate account category for all periods presented.

2 Managed Risk Advisors, LLC acquired by Eaton Vance subsidiary, Parametric Portfolio Associates LLC, in May 2007.